                                  SCHEDULE 14C
                                 (Rule 14c-101)

                 INFORMATION REQUIRED IN INFORMATION STATEMENT

                            SCHEDULE 14C INFORMATION
        Information Statement Pursuant to Section 14(c) of the Securities
                     Exchange Act of 1934 (Amendment No.)

Check the appropriate box:

[x]   Preliminary Information Statement

[ ]   Confidential, for Use of Commission Only (as permitted by Rule
      14c-5(d)(2))

[ ]   Definitive Information Statement

                                 Danskin, Inc.
              --------------------------------------------------
               (Name of Registrant as Specified in Its Charter)

                                 Danskin, Inc.
              --------------------------------------------------
               (Name of Person(s) Filing Information Statement)

Payment of Filing Fee (Check the appropriate box):

[ ] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)   Title of each class of securities to which transaction applies:

(2)   Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)   Proposed maximum aggregate value of transaction:

(5)   Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)   Amount Previously Paid:

      (2)   Form, Schedule or Registration Statement No.:

      (3)   Filing Party:

      (4)   Date Filed:

                                 DANSKIN, INC.
                                Notice of Action
                       by Written Consent of Stockholders

                                 April __, 2000

Dear Stockholder,

      Enclosed is an Information Statement regarding certain action taken by written consent of the stockholders of Danskin, Inc. (the "Company"), in lieu of a stockholders' meeting approving the adoption of an amendment (the "Amendment") to the Company's Amended and Restated Certificate of Incorporation (see Exhibit A hereto). The effect of the Amendment will be to increase the total number of shares of all classes of stock which the Corporation shall have authority to issue to Two Hundred Fifty Million, Ten Thousand (250,010,000) shares, of which Ten Thousand (10,000) shares, designated as Preferred Stock, shall have a par value of One Cent ($.01) per share (the "Preferred Stock"), and Two Hundred Fifty Million (250,000,000) shares, designated as Common Stock, shall have a par value of One Cent ($.01) per share (the "Common Stock").

      On December 3, 1999, a majority of the Company's voting securities, constituting 41,077,959 votes, or 67.3% of all the votes entitled to be cast, executed a written consent (the "Consent") approving the Amendment. The 41,077,959 votes cast in favor of the Amendment represent the equity interests of certain holders of the Company's Common Stock and Series D Cumulative Convertible Preferred Stock (the "Series D Preferred Stock"). Holders of Series D Preferred Stock vote with the holders of Common Stock as one class on all matters subject to a vote of the stockholders of the Company. Each share of Series D Preferred Stock entitles the holder thereof to one vote per share for each share of Common Stock which would be issued upon conversion of a share of Series D Preferred Stock.

      On December 6, 1999, the Board of Directors of the Company approved and authorized the Amendment.

      On December 8, 1999, the Series D Preferred Stock was automatically converted into Common Stock of the Company. Upon conversion, each share of Series D Preferred Stock was converted into 16,666.66 shares of Common Stock. The Company issued 46,924,000 shares of Common Stock upon conversion of 2,400 shares of Series D Preferred Stock and accrued but unpaid dividends.

      This Information Statement is being provided pursuant to the General Corporation Law of the State of Delaware, which provides that actions permitted to be taken by written consent of the stockholders are subject to prompt notice to the stockholders not executing the Consent. The rules under the Securities Exchange Act of 1934, as amended, provide that the attached Information Statement shall be sent out to the Company's stockholders at least 20 days in advance of the effective date of the Amendment. Accordingly, the effective date of the Amendment will be May __, 2000.


                                                By Order of the Board

                                                Donald Schupak

                                                Chairman of the Board

                                 DANSKIN, INC.
                              530 Seventh Avenue,
                               New York, NY 10018


                        Information Statement Concerning
                Action Taken by Written Consent of Stockholders


      This Information Statement contains information regarding action taken by written consent of a majority of the holders of Danskin Inc.'s (the "Company") voting securities. A total of 41,077,959 votes, or 67.3%, of all of the Company's voting securities approved an amendment (the "Amendment") to the Amended and Restated Certificate of Incorporation of the Company (the "Restated Certificate"). The effect of the Amendment will be to increase the total number of shares of all classes of stock which the Company shall have authority to issue to Two Hundred Fifty Million, Ten Thousand (250,010,000) shares, of which Ten Thousand (10,000) shares, designated as Preferred Stock, shall have a par value of One Cent ($.01) per share (the "Preferred Stock"), and Two Hundred Fifty Million (250,000,000) shares, designated as Common Stock, shall have a par value of One Cent ($.01) per share (the "Common Stock").

      This Information Statement is provided pursuant to Rule 14(c) under the Securities Exchange Act of 1934, as amended (the "Exchange Act") to the stockholders of the Company. On December 3, 1999, a majority of the holders of the Company's voting securities, constituting 41,077,959 votes, or 67.3%, of all of the Company's voting securities, executed a written consent (the "Consent") approving the Amendment. The 41,077,959 votes cast in favor of the Amendment represent the equity interests of certain of the holders of the Company's Common

Stock and Series D Cumulative Convertible Preferred Stock (the "Series D Preferred Stock"). Holders of Series D Preferred Stock vote with the holders of Common Stock, as one class on all matters subject to a vote of the stockholders of the Company. Each share of Series D Preferred Stock entitles the holder thereof to one vote per share for each share of Common Stock which would be issued upon conversion of a share of Series D Preferred Stock.

      On December 6, 1999, the Board of Directors of the Company approved and authorized the Amendment.

       On December 8, 1999, the holders of Series D Preferred Stock converted such Preferred Stock into Common Stock of the Company. Upon conversion, each share of Series D Preferred Stock converted into 16,666.66 shares of Common Stock. The Company issued 46,924,000 shares of Common Stock upon conversion of 2,400 shares of Series D Preferred Stock and accrued but unpaid dividends.

      The purpose of this Information Statement is to provide the stockholders of the Company with information regarding the Amendment. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

      The date of this Information Statement is April, __ 2000.

Background

      In order to acquire additional financing to continue the implementation of important initiatives to improve the Company's operating performance by, among other things, reducing infrastructure costs, increasing profit margins, opening new channels of distribution and increasing the Company's flexibility and bargaining power with its vendors, the Company's Board of Directors approved, on December 6, 1999, by unanimous written consent, the issuance and sale of $20.0 million of 9% Series E Senior Step-Up Convertible Preferred Stock (the "Series E Preferred Stock"). In addition, the Company secured an additional $4.2 million of senior term debt from Century Business Credit Corporation, the Company's senior secured lender. Currently, the Company does not have authorized a sufficient amount of Common Stock to provide for conversions in full of the Series E Preferred Stock and the other outstanding securities of the Company which are convertible or exercisable for Common Stock.

       In connection with the issuance of the Series E Preferred Stock, all of the Company's Series D Preferred Stock was converted into shares of Common Stock, par value $0.01 per share, of the Company in accordance with the terms and conditions set forth in the Certificate of Designations, Preferences and Rights relating to the Series D Preferred Stock, as filed with the Secretary of State of the State of Delaware on September 22, 1997 and as described in the Form 8-K filed with the Securities and Exchange Commission on October 7, 1997, and as amended by the Certificate of Amendment to the Certificate of Designations, Preferences and Rights relating to the Series D Stock, as filed with the Secretary of State of the State of Delaware on December 6, 1999.

Certificate of Designations, Preferences and Rights of the Series E Preferred Stock

      Pursuant to the terms of the Certificate of Designations, Preferences and Rights of the Series E Preferred Stock, holders of Series E Preferred Stock will accrue, from its initial date of issuance, a 9% annual dividend for the first five years and, subsequently, a 14% annual dividend for each year thereafter. Upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, holders of Series E Preferred Stock shall be entitled to an amount equal to $5,000 per share plus all accrued and unpaid dividends to such date prior to any distribution or payment to be made to any holder of Common Stock or any other class or series of stock ranking junior to the Series E Preferred Stock. Holders of Series E Preferred Stock shall have the right to convert their Series E Preferred Stock, at any time, into Common Stock at an initial conversion rate of 16,129 shares of Common Stock for each share of Series E Preferred Stock. Holders of Series E Preferred Stock shall be entitled to vote, together with the holders of Common Stock, and any other class or series of stock then entitled to vote, as one class on all matters submitted to a vote of stockholders of the Company. In any such vote, each share of Series E Preferred Stock shall be entitled to one vote per share for each share of Common Stock which would be obtained upon conversion of all of the outstanding shares of the Series E Preferred Stock held by such holder. Series E Preferred Stock may not be transferred, without the prior written consent of the Company, until twelve months from the initial date of issuance has elapsed or six months following listing on Nasdaq and then, only pursuant to an effective registration statement under the Securities Act and the laws of such states under whose jurisdiction a transfer of such securities would be subject. At any time after the fifth anniversary of the original issue date, the Company may redeem the Series E Preferred Stock for a consideration equal to its initial purchase price plus all accrued and unpaid dividends. In accordance with the terms of the Subscription Agreements entered into by the Company and each of the initial holders of the Series E Preferred Stock, the Company obligated itself, on a best efforts basis, to register the Common Stock of the Company issuable upon the conversion of the Series E Preferred Stock. To fulfill this obligation, the Company expects to file a Registration Statement on Form S-1 (the "Registration Statement") with the Securities and Exchange Commission as soon as practicable in order to register such Common Stock under the Securities Act of 1933, as amended.

Resolutions Adopted in Connection with the Financing.

      On December 6, 1999, the Board unanimously adopted resolutions approving the issuance of the additional securities. Among other things, the resolutions: (i) authorized the Amendment to the Company's Restated Certificate to increase the number of authorized shares of Common Stock to 250,000,000; (ii) authorized the Subscription Agreements entered into by the initial purchasers of the Series E Preferred Stock and the Company; (iii) authorized the Certificate of Designations, Preferences and Rights of the Series E Preferred Stock; and
(iv) authorized the amendment to the Certificate of Designations, Preferences and Rights of the Series D Preferred Stock.

Shareholder Approval Previously Obtained

      As of December 3, 1999, the Company had 21,021,878 issued and outstanding shares of Common Stock and 2,400 issued and outstanding shares of Series D Preferred Stock. Each share of Common Stock is entitled to one vote and each share of Series D Preferred Stock is entitled to that number of votes equal to the number of shares of Common Stock into which a share of Series D Preferred Stock is convertible, or 16,666.66 votes per share of Series D Preferred Stock, on any matter brought to a vote of the Company's stockholders. On December 3, 1999, a majority of all of the Company's voting securities, totaling 41,077,959 votes, or 67.3% of the total votes entitled to be cast approved, by an executed written consent, the Amendment to the Restated Certificate; such Amendment to take effect 20 days following the mailing of this Information Statement or on such later date as may be specified by the Board of Directors. Such action is sufficient to satisfy the applicable requirements of Delaware law that such action be approved by stockholders. Accordingly, stockholders will not be asked to take further action on the Amendment at any future meeting. Stockholder approval was not required for the issuance of the Series E Preferred Stock.

Security Ownership of Certain Beneficial Owners and Management

      The following table sets forth certain information, as of March 1, 2000 regarding the beneficial ownership of the Common Stock by (i) each person known to the Company to beneficially own more than 5% of the Company's voting securities; (ii) each director and each named executive officer; and (iii) all executive officers and directors of the Company as a group. A person is a beneficial owner if he or she has or shares voting power or investment power. On March 1, 2000 there were outstanding 73,985,878 shares of Common Stock of the Company and 3,042 shares of Series E Preferred Stock.

Beneficial Ownership of Securities
As of March 1, 2000

                                                                     Beneficial Ownership
                                          -------------------------------------------------------------------------------
Name and Address of Beneficial            Amount and Nature of Beneficial    Percent of Class of Outstanding Voting
           Owner                                     Ownership                            Securities
------------------------------            -------------------------------    --------------------------------------
Danskin Investors, LLC (1)                62,898,470 Common Stock                           75.22%
9595 Wilshire Boulevard                      Series E Preferred Stock                          0%
Beverly Hills, CA 90121


S.G. Cowan (2)                            9,677,419 Common Stock                            11.57%
32 Old Slip                                  600 Series E Preferred Stock                   19.72%
New York, NY 10004


Charles Dolan                             6,451,612 Common Stock                             8.02%
c/o Cable Vision                             400 Series E Preferred Stock                   13.14%
1111 Stewart Avenue
Bethpage, NY 11714


Donald Schupak (3)                        5,948,315 Common Stock                             7.44%
                                             Series E Preferred Stock                          0%

David Chu (4)                             645,597 Common Stock                                .87%
                                             40 Series E Preferred Stock                     1.31%

Nina McLemore (5)                         801,730 Common Stock                               1.07%
                                             Series E Preferred Stock                          0%

Carol J. Hochman                          6,040,000 Common Stock                             7.64%
                                             Series E Preferred Stock                          0%

Margaret B. Pritchard (6)                 147,916 Common Stock                               0.19%
                                             Series E Preferred Stock                          0%

Henry T. Mortimer, Jr. (6)                27,500 Common Stock                                0.04%
                                             Series E Preferred Stock                          0%

Larry B. Shelton (6)                      27,500 Common Stock                                0.04%
                                             Series E Preferred Stock                          0%

Andrew J. Astrachan (4)                   1,104,493 Common Stock                             1.47%
                                             40 Series E Preferred Stock                     1.31%

Michael Hsieh (6)                         23,333 Common Stock                                0.03%
                                             Series E Preferred Stock                          0%

James P. Jalil (6)                        23,333 Common Stock                                0.03%
                                             Series E Preferred Stock                          0%

Cathy Volker                              897,459 Common Stock                               1.21%
                                             Series E Preferred Stock                          0%

Beverly Eichel (6)                        120,000 Common Stock                               0.16%
                                             Series E Preferred Stock                          0%

Mary Ann Domuracki                        - Common Stock                                       0%
                                             Series E Preferred Stock                          0%

Debbie Hobbs                              - Common Stock                                       0%
                                             Series E Preferred Stock                          0%

Denise Landman                            - Common Stock                                       0%
                                             Series E Preferred Stock                          0%

All directors and executive officers as   15,807,177 Common Stock                           18.93%
a group (15 persons) (7)                     80 Series E Preferred Stock                     2.6%

-------------

(1) The amount shown as Common stock includes Common Stock and a presently exercisable warrant.
(2) The amount shown as Common Stock includes those shares of Common Stock issuable upon conversion of the Series E Preferred Stock. Each share of Series E Preferred Stock entitles the holder thereof to one vote per share for each share of Common Stock that would be issued upon conversion of a share of Series E Preferred Stock (16,129 votes per share).
(3) Includes 5,803,315 shares of Common Stock underlying a presently exercisable warrant and 20,000 shares of Common Stock underlying presently exercisable options.
(4) The amount shown as Common Stock includes those shares of Common Stock issuable upon conversion of the Series E Preferred Stock and presently exercisable warrants and options.
(5) The amount shown as Common Stock includes presently exercisable options and warrants.
(6) The amount shown as Common Stock includes presently exercisable options.
(7) The amount shown as Common Stock includes presently exercisable warrants and options and shares of Common Stock issuable upon conversion of the Series E Preferred Stock.

No Dissenter's Rights

      None of the corporate actions described in this Information Statement will afford to stockholders the opportunity to dissent from the action described herein and to receive an agreed or judicially appraised value for their shares.

                                       By Order of the Board of Directors

                                       DONALD SCHUPAK

                                       Chairman of the Board of Directors


April __, 2000

EXHIBIT A

Exhibit Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Danskin, Inc.


                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                                  DANSKIN, INC.

                    Pursuant to Section 242 of the Delaware
                            General Corporation Law

Carol J. Hochman, Chief Executive Officer and President, and MARGARET B. PRITCHARD, Senior Vice President, General Counsel and Secretary of DANSKIN, INC., a corporation organized and existing under the laws of the State of Delaware, hereby certify as follows:

FIRST: The name of the Corporation is "Danskin, Inc." The original name of the Corporation was "Danpen, Inc."

SECOND: The first paragraph of Article FOUR of the Certificate of Incorporation of the Corporation is hereby amended to read as follows:

"The total number of shares of all classes of stock which the Corporation shall have authority to issue is Two Hundred Fifty Million, Ten Thousand (250,010,000) shares, of which Ten Thousand (10,000) shares, designated as Preferred Stock, shall have a par value of One Cent ($.01) per share (the "Preferred Stock"), and Two Hundred Fifty Million (250,000,000) shares, designated as Common Stock, shall have a par value of One Cent ($.01) per share (the "Common Stock")."

THIRD: The foregoing amendment has been duly adopted in accordance with the provisions of Sections 141(f), 228 and 242 of the General Corporation Law of the State of Delaware. Written consent to the foregoing amendment has been given by the holders of a majority of the stock of the Corporation entitled to vote thereon in accordance with Section 228 of the General Corporation Law of the State of Delaware.

FOURTH: This Amendment to the Certificate of Incorporation of the Corporation shall be effective on and as of the date of filing of this Certificate of Amendment with the office of the Secretary of State of Delaware.

IN WITNESS WHEREOF, the undersigned have made and signed this Certificate of Amendment as of this 24th day of April, 2000.

                                                Margaret B. Pritchard
                                                Senior Vice President,
                                                General Counsel and Secretary

ATTESTED:


-----------------------------
Carol J. Hochman

Chief Executive Officer and President